 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of Earliest event Reported): February 23, 2016 (February 21, 2016)
GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 8, 20/F, AIA Tower, Nos 251A-301
Avenida Commercial de Macau, Macau
(Address of principal executive offices)
+853 8294-2333
(Registrant's telephone number, including area code)
_______________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 21, 2016, Mr. Meng Hoa Duang announced his resignation as Chief Executive Officer and director to the Board of Directors (the “Board”) of Glorywin Entertainment Group Inc., a Nevada Corporation (the “Company”), effective immediately. On the same day, Mr. Lee Boon Siong announced his resignation as director and secretary of the Board, effective immediately. Also on the same day, Mr. Ho Zhen Lung announced his resignation as Chief Operation Officer and director of the Company, effective immediately. Mr. Lee Boon Siong did not specify his reason for resignation. Mr. Ho Zhen Lung resigned claiming not receiving salary and other benefits since January 2016. Mr. Meng Hoa Duang resigned claiming the Company’s poor management, lack of proper operation guidance and not receiving salary since January 2016.  On February 22, 2016, the Board accepted Messrs. Meng Hoa Duang, Lee Boon Siong and Ho Zhen Long’s resignations. On the same day, the Board appointed Mr. WenWei Wu as the Acting Chief Executive Officer until a permanent Chief Executive Officer is appointed. The Board will seek suitable candidates to fill all vacancies as soon as possible.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: February 23, 2016	/s/ WenWei Wu
WenWei Wu
Acting Chief Executive Officer